SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

GENSYM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-27696	04-2932756
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2004, the Board of Directors of Gensym Corporation approved a decrease in the number of stock options granted annually to its non-employee directors from 20,000 shares to 10,000 shares. Effective January 1, 2005, each non-employee director will be entitled to receive a nonstatutory option to purchase 2,500 shares on the first day of each calendar quarter. No change was made in the amount of cash compensation paid to non-employee directors or in the size of the initial grant made to new non-employee directors, which are described in Gensym’s proxy statement relating to its 2004 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 29, 2004. All options granted to Gensym’s directors are granted at an exercise price equal to the fair market value of Gensym’s common stock on the date of the grant, are immediately exercisable and are exercisable for up to 10 years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2004	GENSYM CORPORATION

	By:	/s/ Stephen D. Allison
Stephen D. Allison Chief Financial Officer